UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary information statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

DANIELS CORPORATE ADVISORY COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee paid previously with preliminary materials.

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DANIELS CORPORATE ADVISORY COMPANY, INC.
Parker Towers (12B)
104-60 Queens Blvd.
Forest Hills, New York 11375

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to amend the Company’s pending 1 for 500 reverse split to 1 for 1,000 (the “Amended Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, as well as our board of directors, by written consent on January 25, 2019.

In effecting the Amended Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 1,000 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share.

The Amended Reverse Split will be effective as of the date it is filed definitive, but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Amended Reverse Split will be on or about March 11, 2019 or earlier/later depending upon FINRA review and clearance.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If majority written consent did not adopt the Amended Reverse Split, it would have been required to be considered by our stockholders at a special stockholder’ meeting convened for the specific purpose of approving this matter. The elimination of the need for a special meeting of stockholders to approve the Amended Reverse Split is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Amended Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that majority adopt the Amended Reverse Split written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote is the close of business on February 11, 2019 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	4,647,151,502 shares of common stock.

(ii)	100,000 shares of Super-Voting Preferred Stock, which are entitled to 66 2/3 of the vote, and may vote with holders of the Company’s Common Stock on all matters which common stockholders, may vote.

The transfer agent for our common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Amended Reverse Split. The persons that have consented to the Amended Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Amended Reverse Split.

REVERSE STOCK SPLIT

On January 25, 2019, our board of directors and holders of a majority in interest of our voting capital stock approved an amendment of the Company’s pending 1 for 500 reverse split to a 1 for 1,000 reverse split of our common shares (“Amended Reverse Split”). This approval is anticipated to be effective at least 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Amended Reverse Split, each shareholder of record as of January 25, 2019, will receive one (1) share of common stock for each one thousand (1,000) shares of common stock they held prior to the Amended Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share.

Our board of directors believes that the Amended Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute an updated business plan/strategy and position itself to raise additional investment capital, if needed.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of February 11, 20197\000. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 92130. As of February 11, 2019, we had 4,647,151,502 shares of common stock, and 100,000 shares of Super-Voting Preferred Stock issued and outstanding. The Super-Voting Preferred Stock collectively holds 66 2/3 of the votes, and may vote together with holders of the Company’s common stock. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total (1)	Percent of Class Outstanding (2)
Arthur Viola (3)	31,000,000	-	-	31,000,000	.72%
All current directors and executive officers as a group (1 person)	31,000,000		-	31,000,000	.72%

*	Indicates less than one percent.

(1)	The calculation of total beneficial ownership for each person in the table above is based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days.

(2)	Based on 4,647,151,502 shares of our common stock, par value $0.001 per share, outstanding as of February 11, 2019.

(3)	Sole Director, Chief Executive Officer, Chief Financial Officer and controlling shareholder of the Company. In addition to the shares of common stock shown above, Mr. Viola holds 100,000 shares of Super-Voting Preferred Stock, which collectively hold 66 2/3% of the vote. If the votes of the Super-Voting Preferred Stock were taken into account, Mr. Viola would beneficially hold 67.08% of the voting securities of the Company.

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NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amended Reverse Split.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Amended Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at Parker Towers (12B), 104-60 Queens Blvd, Forest Hills, New York 11375, or by calling us at (347) 242 - 3148. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
OF DANIELS CORPORATE ADVISORY COMPANY, INC.

/s/ Arthur Viola
Arthur Viola
Chief Executive Officer
February 18, 2019

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